Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of October [__], 2021, (the “Execution Date”), is entered into by and between DEEP GREEN WASTE & RECYCLING, INC., a Wyoming corporation (the “Company”), and each “Buyer” set forth on the attached Issuance Schedule (each, a “Buyer”). Each capitalized term used herein shall have the meaning ascribed thereto in Section 10 below, or as otherwise defined herein.

WHEREAS, the Company and each Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) secured convertible promissory notes of the Company, in the form attached hereto as Exhibit A, in an aggregate funded amount of $1,200,000 as set forth on the Issuance Schedule attached hereto (each such note, together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, a “Note”), convertible into shares (the “Conversion Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) pursuant to the terms of the Note; and (ii) warrants to acquire shares (the “Warrant Shares”) of Common Stock in the form attached hereto as Exhibit B (the “Warrant”), in such amounts set forth on the Issuance Schedule; and

WHEREAS, as inducement to enter into this Agreement, and for the funding of each Note, the Company desires to issue to the Buyers shares of Common Stock (the “Commitment Shares”) as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

(a)	Closing. On the Closing Date (as defined below), the Company shall sell and issue to each Buyer and each Buyer shall purchase and fund a Note in such principal amount, and for such funding price, set forth on the Issuance Schedule under “October Closing” (the “Closing”), which such funding amount shall be $556,500.00 for each Buyer for the Closing (the “Company Funding Amount”).

(b)	Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of each Note constituting the Closing pursuant to this Agreement (the “Closing Date”) shall be the Execution Date.

(c)	Form of Payment. On the Closing Date, each Buyer shall deliver the Company Funding Amount by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions.

(d)	Warrants. On the Closing Date, the Company shall deliver Warrants to each Buyer constituting 100% warrant coverage in such amounts as set forth on the Issuance Schedule.

(e)	Commitment Shares. The Company shall be required to deliver the Commitment Shares to the Buyers, and each Buyer shall be entitled to receive such shares at the Closing, in an aggregate amount of shares as set forth on the Issuance Schedule:

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYER. Each Buyer, severally and not jointly, represents and warrants to the Company that:

(a)	Investment Purpose. As of the Execution Date, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the foregoing representation and warranty, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of all or any portion of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)	Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(c)	Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material non-public information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(d)	Authorization; Enforcement; Organization. This Agreement has been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms. The Buyer is an entity organized or incorporated under the laws of its jurisdiction of organization or incorporation.

2

(e)	Accredited Investor Status. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

(f)	General Solicitation. The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that as of the Execution Date and as of the Closing Date (or as of such other time expressly specified below):

(a)	Corporate Governance Compliance:

(i)	Issuance of Commitment Shares, Note and Conversion Shares and Warrant and Warrant Shares. Each Note has been duly authorized and is being validly issued to each Buyer. The Conversion Shares have been duly authorized and fully reserved for issuance and, upon conversion of each Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Conversion Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act. Each Warrant has been duly authorized and is being validly issued to each Buyer. The Warrant Shares have been duly authorized and fully reserved for issuance and, upon exercise of a Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Warrant Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act. The Commitment Shares have been duly authorized and upon delivery to each Buyer shall be validly issued, fully paid and non-assessable, and free from all taxes, Liens, claims and encumbrances with respect to the issue thereof, with each Buyer being entitled to all rights accorded to a holder of Common Stock. The Commitment Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act.

3

(ii)	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(iii)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4

(iv)	Capitalization. As of the Execution Date, the authorized capital stock of the Company is as set forth in the SEC Documents (as defined below). Except as set forth on Schedule 3(a)(iv), the Company has not issued any capital stock since its most recently filed SEC Document, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed SEC Document. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Company’s stock option plans, no shares are reserved for issuance pursuant to the terms of any Common Stock Equivalents (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and sufficient shares are reserved for issuance upon conversion of the Notes and upon exercise of the Warrants (as required by the Notes, the Warrants and Transfer Agent Instruction Letters). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents, as of the Execution Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation as in effect on the Execution Date, the Company’s bylaws, as in effect on the Execution Date, and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer a certification of this representation signed by the Company’s Chief Executive Officer on behalf of the Company as of the Closing Date.

(v)	No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and the Warrant Shares) will not (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to issue the Conversion Shares or the Warrant Shares or to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to Closing).

5

(b)	SEC and Offering Compliance:

(i)	SEC Documents. The Company has timely filed all documents required for it to be deemed “fully reporting” and “current” and in compliance with the periodic and current reporting requirements of Section 13 or 15(d) of the Exchange Act, and in compliance with the Rule 144(c)(1) under the Securities Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”). The SEC Documents comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)	Financial Statements. The financial statements of the Company included in its SEC Documents (the “Financial Statements”) comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC as well as other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such Financial Statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). The Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or otherwise that would be reasonably likely to have a Material Adverse Effect. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company.

6

(iii)	Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that each Buyer is neither (i) an officer or director of the Company or any of its Subsidiaries, nor (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to each Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(iv)	No Integrated Offering. Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to each Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(v)	No Brokers. Except as set forth on Schedule 3(b)(v), no broker is entitled to a commission payable by the Company in connection with the transactions contemplated by this transaction and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. Any all fees due to any brokers shall be paid and satisfied by the Company at the Closing except as otherwise provided in Section 1(c) of this Agreement.

7

(vi)	Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

(vii)	Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act, and, if it was at any time previously been such an issuer, then the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable during the preceding 12 months, and, as of a date at least one year prior to the Execution Date, has filed current “Form 10 information” with the SEC (as defined in Rule 144(i)(3) of the Securities Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the Securities Act.

(viii)	No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)(viii) under the Securities Act (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ix)	Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of buyers or potential purchasers in connection with the sale of any Regulation D Securities.

8

(x)	No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent in connection with the sale of the Securities. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or their respective investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(xi)	Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xii)	Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(xiii)	Compliance with Rule 15c2-11. On the Closing Date, and at all times that any of the Securities remain outstanding, the Company shall maintain as publicly available all information required by paragraph (b) of Rule 15c2-11 of the Exchange Act (as effective on September 26, 2021), as amended, such that brokers or dealers attempting to publish any quotation for the Common Stock or, directly or indirectly, to submit any such quotation for publication, shall be able to comply with Rule 15c2-11(a).

(c)	Operations Related:

(i)	Absence of Certain Changes. No event has occurred that would have a Material Adverse Effect on the Company or any Subsidiary that has not been disclosed in the SEC Documents, OTC Filings and Disclosures. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, OTC Filings and Disclosures, neither the Company nor any of its Subsidiaries has taken any of the actions set forth on Schedule 3(c)(i).

(ii)	Absence of Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the Securities Act or the Exchange Act. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. Except as disclosed in the SEC Documents, OTC Filings and Disclosures or as set forth on Schedule 3(c)(ii) there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

9

(iii)	Patents, Copyrights, etc. The Company and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted (“Intellectual Property”). None of the Company’s nor any Subsidiary’s Intellectual Property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the Execution Date. The Company does not have any Knowledge of any infringement by the Company and/or any Subsidiary of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company and/or any Subsidiary regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(iv)	Tax Status. The Company and each of its Subsidiaries has made or filed all federal and material state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

10

(v)	Certain Transactions. Except as set forth in the SEC Documents, OTC Filings and Disclosures, none of the officers or directors of the Company or any Subsidiary, and to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(vi)	Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(vii)	Environmental Matters. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing: “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

(viii)	Title to Property. Except as disclosed in the SEC Documents, OTC Filings and Disclosures, the Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

11

(ix)	Internal Accounting Controls. Except as disclosed in the SEC Documents the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

(x)	Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(xi)	Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in the SEC Documents, OTC Filings and Disclosures or on Schedule 3(c)(xi), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any qualification of the auditors’ opinion relating to the Company’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section 3(c)(xi).

12

(xii)	Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary is engaged. Neither the Company, nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

(xiii)	No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents, OTC Filings and Disclosures, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Financial Statements or which do not exceed, individually in excess of $50,000 and in the aggregate in excess of $200,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Execution Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements.

(xiv)	Management. During the past five year period, no current or former officer or director or, to the Knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of any matter that would require disclosure under Paragraph (f) of Rule 401 of Regulation S-K that has not been publicly disclosed.

13

(xv)	Assets; Title. Except as disclosed on Schedule 3(c)(xv), each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business. To the Company’s Knowledge, all tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. To the Company’s Knowledge, all assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. To the Company’s Knowledge, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(xvi)	Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and to receive dividends and distributions on, all equity securities of its Subsidiaries as owned by the Company or such Subsidiary.

(xvii)	Books and Records. To the Company’s Knowledge, the books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. To the Company’s Knowledge, the minute books of the Company and its Subsidiaries contain accurate records in all material respects of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(xviii)	Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

14

(d)	General

(i)	Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Notes. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Commitment Shares upon execution of this Agreement. The Company further acknowledges that its obligation to issue Commitment Shares upon execution of this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(ii)	Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to each Buyer pursuant to this Agreement, it will be considered an Event of Default under each Note.

(iii)	Absence of Schedules. In the event that at the Closing Date, the Company does not deliver and attach hereto any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) each Buyer has not otherwise waived delivery of such disclosure schedule.

4.	GENERAL COVENANTS.

(a)	Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

(b)	Use of Proceeds. The Company shall use the proceeds from the sale of the Notes first as set forth on Schedule 4(b), and thereafter for other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

(c)	Financial Information. The Company agrees to send or make available the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within five (5) days after upload or filing, any filings made in the SEC Documents, OTC Filings and Disclosures; (iii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries relating to the transactions contemplated hereby; and (iv) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(c).

15

(d)	Listing. The Company shall work in good faith to secure the listing of the Conversion Shares, the Commitment Shares, and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares, Commitment Shares, and all Warrant Shares from time to time issuable upon exercise of the Notes and the Warrants, respectively. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

(e)	Corporate Existence. So long as any Buyer beneficially owns any of the Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed or quoted for trading on the Trading Market.

(f)	No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(g)	Failure to Comply with the Exchange Act. So long as any Buyer beneficially owns any of the Securities, the Company shall comply with the reporting requirements of the Exchange Act; and the Company be subject to the periodic reporting and other reporting requirements of the Exchange Act.

(h)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, then in addition to any other remedies available to the Buyers pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Notes.

16

(i)	Reservation of Shares. The Company covenants that after the 90th day following the Execution Date and thereafter while the Notes and/or Warrants remain outstanding, the Company will reserve from its authorized and unissued Common Stock, three times (300%) of the number of shares of Common Stock, free from pre-emptive rights, that would be issuable upon full, unconditioned conversion of the Notes and exercise of the Warrants calculated on the basis of the conversion price and exercise price, respectively, in effect as the Closing Date, which such reserved amounts shall be increased by the Company from time to time in accordance with its obligations under such Securities, and prior to such 90th day, 100,000,000 shares reserved for each Buyer. In addition to all other rights in this Agreement and the Notes, in the event that on any date (the “Reserve Depletion Date”) the Company does not have available enough authorized shares of Common Stock to satisfy any conversion request regarding the Note, or exercise of the Warrant, the Company shall repay all outstanding amounts owed under the Note in full within sixty (60) days of the Reserve Depletion Date.

(j)	Indemnification. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other parties along with their officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

(k)	Certain Expenses and Fees. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Notes to the Buyers. In addition, the Buyers shall be entitled to withhold $15,000.00 for the Buyer’s transaction expenses from the amounts delivered at Closing.

5.	SPECIAL COVENANTS

(a)	Piggyback Registration Rights. The Company shall include on any registration and/or offering statement filed with the SEC, including without limitation on any offering statement on Form 1-A, all Conversion Shares, all Warrant Shares, and all Commitment Shares for resale by the Buyers. In addition to all other remedies at law or in equity or otherwise under this Agreement or other Transaction Documents, failure to do so will result in liquidated damages of $20,000.00 to each Buyer pursuant to this Section 5(a), being immediately due and payable to each Buyer at its election in the form of cash payment.

17

(b)	Variable Rate Transactions. The Company covenants and agrees that it will not, without the prior written consent of the Buyers, enter into any equity line of credit agreement with any other party or enter into any transaction resulting in, or with, any Variable Security Holders, excluding the Buyers, without the Buyers’ prior written consent, which consent may be granted or withheld in the Buyers’ sole and absolute discretion unless the proceeds of such transaction are used first and primarily to repay the Note in full; provided that such arrangements evidenced by written agreements that exist as of the Execution Date shall not be subject to the provisions of this Section 5(b). “Variable Security Holder” means any holder of any securities of the Company that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, and/or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition.

(c)	Offering Participation. During the eighteen (18) months immediately following the Closing, with respect to any securities offering conducted by the Company, the Company agrees to, and hereby does, irrevocably grant to each Buyer the option to purchase up to $1,200,000.00 worth of the securities offered by the Company in the offering at the applicable prices thereunder.

(d)	Repayment from Proceeds. While any portion of the Notes are outstanding, if the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, from payments from customers, the issuance of equity or debt, the conversion of outstanding warrants of the Company, the issuance of securities pursuant to an equity line of credit of the Company or the sale of assets, the Company shall, within one (1) business day of the Company’s receipt of such proceeds, inform the Buyers of such receipt, following which each Buyer shall have the right in its sole discretion to require the Company to immediately apply all or any portion of such proceeds to repay all or any portion of the outstanding amounts owed under the Note (in the event that both Buyers request repayment, such repayment will be dispersed pro rata among the Buyers’ Notes). In the event that such proceeds are received by the Holder (as defined in the Note) prior to the Maturity Date (as defined in the Note), the required prepayment shall be subject to all prepayment terms in the Note.

18

(e)	Right of First Refusal. During the twelve (12) months immediately following the Closing, in the event that the Company receives a Bona Fide Offer (defined below) of capital or financing from any third party consisting of any securities offering, including but not limited to any debt or equity securities, then the Company must, and irrevocably agrees to, first offer such opportunity to each Buyer to provide such capital or financing to the Company on the same or similar terms as each respective third party’s terms, and each Buyer may in its sole discretion determine whether the Buyer will provide such capital or financing. In the event that both Buyers determine to provide such capital or financing, the Buyers shall provide such capital or financing on a pro rata basis. Upon receipt of the third party offer, the Company shall promptly provide notice thereof to the Buyers (the “Offer Notice”) and provide copies of the pending transaction documents. Should the Buyers be unwilling or unable to provide such capital or financing to the Company within two (2) Trading Days from the Buyers’ receipt of the Offer Notice from the Company, then the Company may obtain such capital or financing from the respective third party upon the exact same terms and conditions offered by the Company to the Buyers, which transaction must be completed within seven (7) Trading Days after the date of the Offer Notice. If the Company does not receive the capital or financing from the respective third party within seven (7) Trading Days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Buyers as described above, and the process detailed above shall be repeated. A “Bona Fide Offer” is one in which the purchaser is irrevocably and contractually bound to purchase the subject securities from the Company, subject to the Buyer’s right of first refusal.

(f)	Compliance with Rule 15c2-11. The Company take all actions to maintain as publicly available all information required by paragraph (b) of Rule 15c2-11 of the Exchange Act (as effective on September 26, 2021), as amended, such that brokers or dealers attempting to publish any quotation for the Common Stock or, directly or indirectly, to submit any such quotation for publication, shall be able to comply with Rule 15c2-11(a).

(g)	Prohibition on Certain Transactions. Each Buyer covenants and agrees that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any “short sales” of the Common Stock as defined in Rule 200 of Regulation SHO under the Exchange Act.

(h)	Security Agreement. On the Execution Date, the Company shall execute and deliver a Security Agreement to each Buyer.

(i)	Registration Rights.

(i) Mandatory Registration. The Company shall, by the 14th day following the Execution Date, file with the SEC an initial registration statement on Form S-1 covering the resale of the maximum number of Registrable Securities as shall be permitted to be included thereon (in such amounts as to the specific Registrable Securities included therein as mutually identified by the Buyers, the Company and their respective legal counsel) in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Buyer, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Buyers in consultation with their respective legal counsel (the “Initial Registration Statement”). The Initial Registration Statement shall register only the Registrable Securities. The Company shall use its best efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date. The Initial Registration Statement shall, in any event, be declared effective within 60 calendar days after the Execution Date.

19

(ii) Rule 424 Prospectus. In addition to the Initial Registration Statement, the Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, such prospectuses and prospectus supplements to be used in connection with sales of the Registrable Securities under each Registration Statement. The Buyers and their respective counsel shall have a reasonable opportunity to review and comment upon such prospectuses prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Buyers and their respective counsel shall use their reasonable best efforts to comment upon any prospectus within three (3) business days from the date the Buyer receives the final pre-filing version of such prospectus.

(iii) Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Initial Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover the resale of all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) business days after the necessity therefor arises and the Company’s financial statements as filed with the SEC are current as would be required by such New Registration Statement, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

(iv) Effectiveness. The Buyers and their respective counsel shall have a reasonable opportunity to review and comment upon any registration statement and any amendment or supplement to such registration statement and any related prospectus regarding the Registrable Securities prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. The Company shall use best efforts to keep all registration statements covering Registrable Securities effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for use by the Buyers for the resale of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which the Buyers may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities Act without any restrictions (including any restrictions under Rule 144(c) or Rule 144(i)) and (ii) the date on which the Buyers shall have sold all the Registrable Securities. Each registration statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall take all actions necessary prior to the filing of the Initial Registration Statement to cause itself to be fully reporting and “current” for purposes of being a public company subject to Section 13 or 15(d) of the Exchange Act of 1934, which requires the company to file periodic reports with the SEC.

(v) Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a registration statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such registration statement to become or remain effective and be used for resales by the Buyer under Rule 415 at then-prevailing market prices (and not fixed prices) by comment letter or otherwise, or if after the filing of the Initial Registration Statement with the SEC, the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Initial Registration Statement (in such amounts of specific Registrable Securities as the Buyers, the Company and their respective legal counsel shall mutually agree to be removed therefrom) until such time as the Staff and the SEC shall so permit such registration statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with subsection 5(k)(iii) above until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Buyers. Notwithstanding any provision herein to the contrary, the Company’s obligations to register Registrable Securities shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 5(k)(v).

20

(j)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 5, then in addition to any other remedies available to the Buyers pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Note.

6.	Transfer Agent Instructions. Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act or the date on which the Conversion Shares or the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in the Notes or Warrants as applicable. The Company warrants that: (i) no stop transfer instructions will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares or Warrant Shares to be issued to the Buyers upon conversion/exercise of or otherwise pursuant to the Notes or the Warrants, respectively, as and when required by the Notes, the Warrants or this Agreement; and (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares or any Warrant Shares as contemplated by the terms of this Agreement, the Notes and the Warrants, as applicable. Nothing in this Section shall affect in any way the Buyers’ obligations and agreement to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company (which shall be at the cost of the Company), with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of any Securities may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, the Commitment Shares, and the Warrant Shares, promptly instruct its Transfer Agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer or, in the sole discretion of the Buyer, the Company shall take all action necessary to ensure that such Common Stock is transferred electronically as DWAC (as defined in the Note) shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

21

7.	CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell any Note, Warrant, and Commitment Shares to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)	Each Buyer shall have executed this Agreement and delivered the same to the Company.

(b)	The Buyers shall have delivered the Company Funding Amount in accordance with Section 1 above.

(c)	The representations and warranties of the Buyers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

(d)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.	CONDITIONS PRECEDENT TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase any Note and fund such Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by each Buyer at any time in its sole discretion:

(a)	The Company shall have executed this Agreement and delivered the same to each Buyer on the Closing Date.

(b)	The Company shall have delivered to each Buyer a duly executed Note and the Commitment Shares in accordance with Section 1 above on the Closing Date.

(c)	The Company shall have delivered to each Buyer its duly executed Warrant on the Closing Date.

(d)	The Company shall have delivered to each Buyer a duly executed Transfer Agent Instruction Letter on the Closing Date.

22

(e)	The Company shall have delivered a copy of its Directors’ resolutions relating to the transactions contemplated hereby, the form of which is attached hereto as Exhibit D, on the Closing Date.

(f)	The Company shall have delivered to each Buyer the duly executed Security Agreement in the form attached hereto as Exhibit E.

(g)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, as of the Closing Date.

(h)	No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations, as of the Closing Date.

(i)	The Company shall have delivered to each Buyer a copy of its certificate of good standing with the State of Wyoming dated within five (5) days of the Closing.

(j)	The Company shall have delivered a legal opinion to the Buyers regarding the enforceability of the Transaction Documents in form and substance acceptable to the Buyers.

(k)	The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Execution Date and the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyers shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers, in the form prescribed by the Buyers.

23

9.	GOVERNING LAW; MISCELLANEOUS.

(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Miami, Florida, or in the federal courts located in the Southern District of Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)	JURY TRIAL WAIVER. THE COMPANY AND THE BUYERS HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(c)	Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(d)	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(e)	Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f)	Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyers.

24

(g)	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, or e-mail as a PDF (with read receipt), addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail (with read receipt) at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company, to:

DEEP GREEN WASTE & RECYCLING, INC.

13110 NE 177th Place

Suite 293

Woodinville, WA 98072

Attn: Lloyd T. Spencer, CEO

E-mail: ceo@deepgreenwaste.com

If to the Buyers, to:

QUICK CAPITAL, LLC

66 West Flagler Street, 900-#2292

Miami, FL 33130

Attn: Eilon D. Natan, Manager

E-mail: eilon@quick-cap.com

BHP CAPITAL NY INC.

45 SW 9th Street, Suite 1603

Miami, FL 33130

Attn: Bryan Pantofel

E-mail: bryan@phpcap.com

25

Either party hereto may from time to time change its address or e-mail for notices under this Section 9(g) by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

(h)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers. Neither Buyers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Notwithstanding the foregoing, subject to Section 2(e), the Buyers may assign its rights hereunder to any person that purchases Securities in a private transaction from such Buyer or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(i)	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)	Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closings hereunder as well as the termination/satisfaction of the Note for the longest period allowable under applicable law. The Company agrees to indemnify and hold harmless the Buyers and all their respective officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(k)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)	Remedies.

(i)	The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

26

(ii)	In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay the Buyers for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyers against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to the Buyers.

(n)	Publicity. The Company and each Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Trading Market, or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

10.	DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

27

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Knowledge” including the phrase “to the Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the Company’s officers and directors.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or any other restriction.

“Material Adverse Effect” means any effect on the business, operations, properties, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibits or otherwise materially interferes with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

“OTC Filings and Disclosures” shall mean the Company’s documents uploaded as of the Execution Date onto the Company’s “Filings and Disclosures” page on the OTCMarkets.com website.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means all of the Commitment Shares, Conversion Shares and Warrant Shares, and any and all shares of capital stock issued or issuable as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on issuances under any of the Transaction Documents.

“Securities” means, collectively, the Notes, the Conversion Shares, the Warrants, the Warrant Shares, the Commitment Shares, and any other securities of the Company issued in connection with or in exchange for any of the foregoing.

“Security Agreement” means that certain Security Agreement between each Buyer and the Company as attached hereto as Exhibit E.

“Subsidiary” or “Subsidiaries” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Term” means the period beginning on the Execution Date and ending on the 60th day thereafter.

“Trading Day” shall mean a day on which the NASDAQ stock market shall be open for business.

“Trading Market” means the OTCQB market of the OTC-Markets.

“Transaction Documents” shall mean this Agreement, the Notes, the Warrants, the Security Agreements, the Transfer Agent Instruction Letters and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letters” means the letters from the Company to the Transfer Agent in the form of Exhibit C attached hereto.

** signature page follows **

28

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

DEEP GREEN WASTE & RECYCLING, INC.

By:
Name:	Lloyd T. Spencer
Title:	CEO

BUYERS:

QUICK CAPITAL, LLC

By:
Name:	Eilon D. Natan
Title:	Manager

BHP CAPITAL NY INC.

By:
Name:	Bryan Pantofel
Title:	President

** Signature Page to Note Purchase Agreement **

ISSUANCE SCHEDULE

OCTOBER CLOSING

(1)	(2) *	(3)	(4) **	(5) ***
Buyer	Face Value of Note	Warrant Shares	Number of Commitment Shares	Funding Amount
Quick Capital, LLC	$666,667	66,666,667	2,298,852	$556,500.00
BHP Capital NY, Inc.	$666,667	66,666,667	2,298,852	$556,600.00

*The Face Value of each Note includes an original issuance discount of 10%.

** The value of Commitment Shares issued under this Agreement shall equal to 10% of the original face value of the Note as of the day of the Closing.

*** The Buyers have the right to withhold $15,000 from the funding amount for payment of their aggregate transaction costs, and a 6% commission shall be delivered to the Company’s broker at the closing on the Company’s behalf.

DISCLOSURE SCHEDULES

Schedule 3(b)(v)

The Company’s broker, MD Global, is entitled to a payment of $72,000.00 for its services in connection with the transaction contemplated by this Agreement.

Schedule 3(c)(i)

Except as disclosed in the SEC Documents, OTC Filings and Disclosures, neither the Company nor any of its Subsidiaries has:

(1) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(2) sold, assigned, pledged, encumbered, transferred or otherwise disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or otherwise disposed of any Intellectual Property (as defined below), other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis;

(3) entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental authority;

(4) made capital expenditures, individually or in the aggregate, in excess of $100,000;

(5) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) on the Company’s behalf or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(6) had any Lien on any property of the Company or any of its Subsidiaries except as disclosed in the SEC Documents, OTC Filings and Disclosures;

(7) made any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(8) effected any split, combination or reclassification of any equity securities;

(9) sustained any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(10) effected any acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness;

(11) experienced any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(12) made any waiver of any valuable right, whether by contract or otherwise;

(13) made any loan or extension of credit to any officer or employee of the Company;

(14) made any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(15) experienced any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(16) effected any change in any compensation arrangement or agreement with any employee, officer, director or stockholder that would result in the aggregate compensation to such Person in such year to exceed $100,000;

(17) effected any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000;

(18) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business;

(19) made any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business;

(20) written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(21) cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(22) entered into any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (1) through (21).

SCHEDULE 4(b)

Use of Proceeds

General working capital.

EXHIBITS

A – FORM OF NOTE

B – FORM OF WARRANT

C – FORM OF TRANSFER AGENT INSTRUCTIONS

D - BOARD RESOLUTIONS

E – FORM OF SECURITY AGREEMENT